Exhibit (i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment Registration Statement on Form N-1A of our reports dated February 21, 2025, relating to the financial statements and financial highlights of Schwartz Investment Trust, including Schwartz Value Focused Fund (to be renamed to Ave Maria Value Focused Fund), Ave Maria Value Fund, Ave Maria Growth Fund, Ave Maria Rising Dividend Fund, Ave Maria World Equity Fund, Ave Maria Focused Fund (to be renamed to Ave Maria Growth Focused Fund), and Ave Maria Bond Fund, appearing in the Annual Report on Form N-CSR of Schwartz Investment Trust for the year ended December 31, 2024, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

Chicago, Illinois

April 24, 2025